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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)     July 27, 2000
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                           QUEST EDUCATION CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


       000-21567                                          65-0038445
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(Commission File Number)                       (IRS Employer Identification No.)


                          1400 HEMBREE ROAD, SUITE 100
                             ROSWELL, GEORGIA 30076
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code      (770) 510-2000
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On July 27, 2000, Kaplan, Inc. ("Kaplan"), a wholly-owned subsidiary of The Washington Post Company (NYSE: WPO), announced that it had accepted the tender of shares of common stock of the Registrant pursuant to the tender offer (the "Offer") described in the Offer to Purchase dated June 28, 2000 by Odyssey Acquisition Corp. ("Odyssey"), a wholly-owned subsidiary of Kaplan. Kaplan accepted for payment 7,825,346 shares of the Registrant's common stock (the "Tendered Shares") pursuant to the Offer, which represents approximately 97.7% of the outstanding shares of the Registrant's common stock and of the voting power of the Registrant. The Offer expired at 12:00 Midnight, New York City time, on Wednesday, July 26, 2000 (the "Expiration Date"). All shares of common stock validly tendered and not properly withdrawn prior to the Expiration Date were accepted by Kaplan.

         Kaplan acquired the Tendered Shares for a price of $18.35 per share. The per share consideration was determined through arm's length negotiations among Kaplan and representatives of Registrant, with consideration given to the fairness opinion provided to Registrant by Donaldson, Lufkin & Jenrette, the Registrant's investment banking advisor.

         The Offer was made pursuant to the terms of an Agreement and Plan of Merger (the "Agreement") entered into between the Registrant, Odyssey and Kaplan on June 26, 2000. The Agreement provides that, following the consummation of the Offer and satisfaction of the other conditions set forth in the Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law, Odyssey will be merged with and into the Registrant (the "Merger") and all remaining untendered shares will (subject to appraisal rights) be converted in the Merger into the right to receive $18.35 per share in cash. The Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly-owned subsidiary of Kaplan.

         In accordance with the terms of the Agreement, three members of the Registrant's board of directors resigned from the board effective as of July 27, 2000. The resigning members are Carl S. Hutman, William D. Ford and Richard E. Kroon. Gary D. Kerber and Robert J. Cresci remain on the board. Three representatives of Kaplan were appointed to the board by the two remaining members. The three individuals appointed were Jonathan N. Grayer, Ross Hamachek and Andrew Rosen. Mr. Grayer is President and Chief Executive Officer of Kaplan. Mr. Hamachek is Senior Vice President and Chief Financial Officer of Kaplan. Mr. Rosen is Executive Vice President and Chief Operating Officer of Kaplan.

         By virtue of Kaplan's acquisition of 97.7% of Registrant's outstanding stock and the appointment of its representatives to a majority of the positions on Registrant's board of directors, a change in control of Registrant has occurred.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS

(C)      EXHIBITS

       EXHIBIT
       NUMBER                              DESCRIPTION
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         2.1      Agreement and Plan of Merger, dated as of June 26, 2000, among
                  Kaplan, Inc., Odyssey Acquisition Corp. and the Registrant (incorporated by reference from Exhibit (d)(1) to Kaplan's Tender Offer Statement on Schedule TO dated June 28, 2000).

         99.1 Press Release dated July 27, 2000 (incorporated by reference from Exhibit (a)(9) to Amendment No. 3 to Kaplan's Tender Offer Statement on Schedule TO dated July 27, 2000).




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             QUEST EDUCATION CORPORATION



                                             By:/s/Morris C. Brown, Secretary
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                                                Morris C. Brown, Secretary
Dated:  July 31, 2000.


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